UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2005

GREENE COUNTY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-14289	62-1222567
(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of Incorporation)	File Number)

100 North Main Street, Greeneville, Tennessee		37743
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (423) 639-5111

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 20, 2005, following Board approval, the Company and R. Stan Puckett, the Company’s Chairman and Chief Executive Officer, entered into a Second Amendment to Mr. Puckett’s Employment Agreement (the “Second Amendment”), which was previously amended by that certain First Amendment to Employment Agreement dated as of January 23, 2004.  The Second Amendment terminates the requirement that Mr. Puckett be awarded a stock option annually to purchase 9,000 shares of the Company’s common stock at an exercise price equal to 150% of the Company’s book value (exclusive of reserves) at the time the option is granted (the “Discounted Option”).  The Second Amendment is being entered into to facilitate compliance with Section 409A of the Code and the proposed regulations issued by the Internal Revenue Service.

Consistent with Section 409A of the Code and the proposed regulations, the Board and Mr. Puckett further agreed to exchange the Discounted Option issued to Mr. Puckett on January 25, 2005 for an option to purchase 9,000 shares at an exercise price equal to the stock’s January 25, 2005 fair market value.  In addition, the Company will pay to Mr. Puckett a one time cash payment equal to the difference between the exercise price of the options awarded to Mr. Puckett on January 25, 2005 and the fair market value of the Company’s common stock on that date.

The Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  This summary is qualified in its entirety by reference to Exhibit 10.1, attached hereto.

On December 16, 2005, the Board of Directors (the “Board”) of Greene County Bancshares, Inc. (the “Company”) approved additional changes to its Amended and Restated Deferred Compensation Plan for Nonemployee Directors (the “Plan”) effective January 1, 2005, which further facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) pursuant to proposed regulations issued by the Internal Revenue Service.   Among other things, the amendment and restatement

•                                          changes the definition of what constitutes a “Change in Control Event”;

•                                          changes the definition of what qualifies as a hardship distribution and the manner in which hardship distributions shall be made; and

•                                          adds a provision which would delay the period until when a distribution shall be made to a participant if the participant at the time of such separation from service is a “Specified Employee” as defined in Section 409A of the Code.

The Plan is attached hereto as Exhibit 10.2 and is incorporated herein by reference.  This summary is qualified in its entirety by reference to Exhibit 10.2, attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Second Amendment to Employment Agreement by and between Greene County Bancshares, Inc. and R. Stan Puckett dated as of December 20, 2005.

	10.2	Amended and Restated Deferred Compensation Plan for Nonemployee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENE COUNTY BANCSHARES, INC.

	By:	/s/ R. Stan Puckett
	Name:	R. Stan Puckett
	Title:	Chairman and Chief Executive Officer

Date: December 21, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement by and between Greene County Bancshares, Inc. and R. Stan Puckett dated as of December 20, 2005.

10.2	Amended and Restated Deferred Compensation Plan for Nonemployee Directors.